U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2015

ADVANCED EMISSIONS SOLUTIONS, INC.

(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This purpose of this Current Report on Form 8-K/A (the “Amendment”), which amends the Current Report on Form 8-K filed by Advanced Emissions Solutions, Inc. (the “Company”) on January 29, 2015 (the “Original Report”), is to file the letter furnished to the Company by its former independent accounting firm pursuant to Regulation S-K Item 304(a)(3), which letter is filed as Exhibit 16.1 hereto, and to clarify the dates on which the Company’s former independent accounting firm commenced work and was engaged. No other changes have been made to the Original Report other than those described above. This Amendment does not reflect any subsequent events occurring after the original filing date of the Original Report, other than described above, or modify or update in any way disclosures made in the Original Report.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 6, 2015, KPMG LLP (“KPMG”), the Company’s former independent accounting firm, furnished to the Company a letter addressed to the Securities and Exchange Commission pursuant to Regulation S-K Item 304(a)(3), which letter is filed as Exhibit 16.1 hereto. Among other things, KPMG’s letter states that the date of their “commencement as the Company’s independent registered public accountant should be March 19, 2013”. As previously disclosed in the Current Report on Form 8-K filed by ADA-ES, Inc., the Company’s predecessor, on March 22, 2013, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) approved the appointment of KPMG on March 19, 2013 subject to KPMG’s client acceptance process. The Company agrees that KPMG commenced work upon or shortly after the Audit Committee’s approval. The Original Report states that the Company initially engaged KPMG in May, 2013; KPMG’s engagement letter with the Company is dated May 1, 2013.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated February 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2015

Advanced Emissions Solutions, Inc. Registrant

/s/ L. Heath Sampson
L. Heath Sampson
Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

The following is furnished as an exhibit to this report:

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated February 6, 2015.